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                                 EXHIBIT NO. 21

                           SUBSIDIARIES OF REGISTRANT

                                        Percentage   Jurisdiction or State
Subsidiaries                              Owned         of Incorporation
                                        ----------   ---------------------
Union Financial Statutory Trust I              100%      Connecticut

Provident Community Bank                       100%      United States

Provident Financial Services, Inc. (1)         100%      South Carolina

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(1) A wholly-owned subsidiary of Provident Community Bank.